UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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TF FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 28, 2007

Dear Stockholders:

On behalf of the Board of Directors and management of TF Financial Corporation, I cordially invite you to attend the 2007 Annual Meeting of Stockholders to be held at Holy Family University, One Campus Drive, Room 138, Newtown, Pennsylvania on April 25, 2007 at 9:30 a.m., Eastern time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, I will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions stockholders may have.

At the Meeting, stockholders will elect two directors and will vote on the ratification of the appointment of the Company’s independent auditor.

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope as promptly as possible. This will not prevent you from voting in person at the meeting, but will assure that your vote is counted if you are unable to attend the meeting. YOUR VOTE IS VERY IMPORTANT.

Sincerely,

Kent C. Lufkin President and Chief Executive Officer

TF FINANCIAL CORPORATION
3 PENNS TRAIL
NEWTOWN, PENNSYLVANIA 18940
(215) 579-4000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on April 25, 2007

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting (the Meeting) of Stockholders of TF Financial Corporation will be held at Holy Family University, One Campus Drive, Room 138, Newtown, Pennsylvania on April 25, 2007 at 9:30 a.m., Eastern time.

The meeting is for the purpose of considering and acting upon:

1.                The election of two directors of TF Financial Corporation;

2.                The ratification of the appointment of Grant Thornton LLP as the Company’s independent auditor for the fiscal year ending December 31, 2007; and

3.                The transaction of such other matters as may properly come before the meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the meeting.

Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Stockholders of record at the close of business on March 5, 2007 are the stockholders entitled to notice of and to vote at the meeting and any adjournments thereof.

You are requested to complete, sign and date the enclosed proxy card which is solicited by the Board of Directors and to return it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

Lorraine A. Wolf
Corporate Secretary

Newtown, Pennsylvania
March 28, 2007

IMPORTANT:   THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
OF
TF FINANCIAL CORPORATION
3 PENNS TRAIL
NEWTOWN, PENNSYLVANIA 18940

ANNUAL MEETING OF STOCKHOLDERS
APRIL 25, 2007

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of TF Financial Corporation (the Company) to be used at the 2007 Annual Meeting of Stockholders of the Company which will be held at Holy Family University, One Campus Drive, Room 138, Newtown, Pennsylvania on April 25, 2007 at 9:30 a.m., Eastern time. This proxy statement and the accompanying Notice of Annual Meeting of Stockholders, form of proxy and Annual Report are being first mailed to stockholders on or about March 28, 2007. The Company is the parent company of Third Federal Bank (the Bank), TF Investments Corporation and Penns Trail Development Corporation.

At the meeting, stockholders will consider and vote upon (i) the election of two directors, and (ii) the ratification of the appointment of Grant Thornton LLP as the Company’s independent auditor for the fiscal year ending December 31, 2007. The Board of Directors knows of no additional matters that will be presented for consideration at the meeting. Execution of a proxy, however, confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the meeting or any adjournment thereof.

VOTING AND REVOCABILITY OF PROXIES

Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the meeting. A proxy will not be voted if a stockholder attends the meeting and votes in person. Proxies solicited by the Board of Directors of the Company will be voted as specified thereon. If no specification is made, proxies will be voted “FOR” the nominees for director set forth herein, and “FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent auditor for the fiscal year ending December 31, 2007. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director if either of the nominees is unable to serve, or for good cause will not serve, and matters incident to the conduct of the meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Stockholders of record as of the close of business on March 5, 2007 (the Record Date) are entitled to one vote for each share of Common Stock of the Company then held. As of the Record Date, the Company had 2,928,005 shares of Common Stock outstanding and eligible to vote.

The Certificate of Incorporation of the Company provides that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the Limit) be entitled or permitted to any vote with respect to the shares held in excess of the Limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended (the Exchange Act), and includes (i) shares beneficially owned by such person or any of his or her affiliates (as defined in the Certificate of Incorporation), (ii) shares which such person or his or her affiliates have the right to acquire upon the exercise of conversion rights or options and (iii) shares as to which such person and his or her affiliates have or share investment or voting power, but shall not include shares beneficially owned by any employee stock ownership or similar plan of the issuer or any subsidiary.

The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote (after subtracting any shares held in excess of the Limit) is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to ratify or adopt any proposal at the time of the meeting, the meeting may be adjourned in order to permit the further solicitation of proxies.

As to the election of directors, the proxy card being provided by the Board of Directors allows a stockholder to vote for the election of the nominees proposed by the Board of Directors, or to withhold authority to vote for any or all of the nominees being proposed. Under the Company’s bylaws, directors are elected by a plurality of votes cast.

Concerning all other matters that may properly come before the meeting, including the ratification of the appointment of the independent auditor, by checking the appropriate box, a stockholder may: (i) vote “FOR” the item, or (ii) vote “AGAINST” the item, or (iii) ”ABSTAIN” with respect to the item. Unless otherwise required, such matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) broker non-votes, or (b) proxies marked “ABSTAIN” as to that matter.

Security Ownership of Certain Beneficial Owners and Management

Persons and groups owning in excess of 5% of the Company’s Common Stock are required to file reports regarding such ownership pursuant to the Exchange Act. The following table sets forth, as of the Record Date, certain information as to the Common Stock beneficially owned by persons and groups owning in excess of 5% of the Company’s Common Stock and by management of the Company, including directors of the Bank. Management knows of no persons or groups other than those set forth below who own more than 5% of the Company’s outstanding shares of Common Stock as of the Record Date.

Security Ownership of Certain Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Shares of Common Stock Outstanding
Third Federal Savings Bank Employee Stock Ownership Plan Trust 3 Penns Trail Newtown, Pennsylvania 18940	171,892	(1)	5.87%
Private Capital Management, L. P. 8889 Pelican Bay Boulevard Suite 500 Naples, Florida 34108	198,561	(2)	6.78%
Jeffrey L. Gendell 200 Park Avenue Suite 3900 New York, New York 10166	191,537	(3)	6.54%

Security Ownership of Management	Amount and Nature of Beneficial Ownership		Percent of Shares of Common Stock Outstanding
Kent C. Lufkin President and Chief Executive Officer	45,512	(4)	1.54%
Dennis R. Stewart Executive Vice President and Chief Financial Officer	33,132	(5)	1.12%
Floyd P. Haggar Senior Vice President and Chief Lending Officer	25,641	(6)	*
Elizabeth A. Kaspern Senior Vice President and Chief Retail Banking Officer	162	(7)	*
All directors and executive officers as a group (13 persons)	656,388	(8)	21.69%

*                    Less than 1%.

(1)          The ESOP purchased such shares for the exclusive benefit of plan employee participants with borrowed funds. These shares are held in a suspense account and are allocated among ESOP participants annually on the basis of compensation as the ESOP debt is repaid. The ESOP Committee or the Board instructs the ESOP Trustee regarding investment of ESOP plan assets. The ESOP Trustee must vote all shares allocated to participant accounts under the ESOP as directed by participants. Unallocated shares and shares for which no timely voting direction is received are voted by the ESOP Trustee as directed by the Board of Directors or the ESOP Committee, subject to the fiduciary duty of the ESOP Trustee. In addition, the ESOP holds, as of the Record Date, 168,244 shares which have been allocated under the ESOP to participant accounts.

(2)          Based on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007.

(3)          Based on Schedule 13F filed with the Securities and Exchange Commission on February 9, 2007.

(4)          Includes 31,004 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date. Includes 3,235 shares allocated to Mr. Lufkin’s account held in the ESOP.

(5)          Includes 19,367 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date. Includes 3,998 shares allocated to Mr. Stewart’s account held in the ESOP.

(6)          Includes 17,867 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date. Includes 4,607 shares allocated to Mr. Haggar’s account held in the ESOP.

(7)          Includes 162 shares allocated to Ms. Kaspern’s account held in the ESOP.

(8)          Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect beneficial ownership. Includes 12,002 shares held in the ESOP allocated to the accounts of executive officers of the Company and the Bank, 291 unvested restricted shares granted to executive officers of the Company and the Bank pursuant to the Third Federal Savings Bank Management Stock Bonus Plan (“MSBP”), for which officers and directors possess sole voting power and no investment power until such shares vest, and options to purchase an additional 106,738 shares which executive officers and directors may acquire pursuant to the exercise of options exercisable within 60 days of the Record Date.

PROPOSAL I—ELECTION OF DIRECTORS

General Information and the Nominees

The Company’s Certificate of Incorporation requires that directors be divided into three classes, each class as nearly equal in number as possible, each class to serve for a three-year period, with approximately one-third of the directors elected each year. The Board of Directors currently consists of seven members. Two directors will be elected at the meeting to serve for a three-year term or until their respective successors have been elected and qualified.

George A. Olsen and Dennis L. McCartney have been nominated by the Board of Directors to serve as directors. Messrs. Olsen and McCartney are both currently members of the Board. Should either be unavailable for election by reason of death or other unexpected occurrence, the enclosed proxy, to the extent permitted by applicable law, may be voted with discretionary authority in favor of the election of any substitute nominee.

The following table sets forth information with respect to the nominees for director and the directors continuing in office, including their names, ages, the years they first became directors of the Company or the Bank, and the number and percentage of shares of the Common Stock beneficially owned by each as of the Record Date. Each director of the Company is also a member of the Board of Directors of the Bank with the exception of John R. Stranford.

Name	Age(1)	Year First Elected or Appointed(2)	Current Term to Expire	Shares of Common Stock Beneficially Owned(3)		Percent of Class
BOARD NOMINEES FOR TERM TO EXPIRE IN 2010
George A. Olsen	78	1982	2007	54,863	(4)(5)	1.87%
Dennis L. McCartney	64	2000	2007	18,953	(6)	0.65%
DIRECTORS CONTINUING IN OFFICE
John R. Stranford	65	1994	2008	137,022	(7)	4.68%
Albert M. Tantala, Sr.	68	1984	2008	104,097	(8)	3.55%
Robert N. Dusek	67	1974	2009	106,793	(4)(5)	3.64%
Carl F. Gregory	72	1976	2009	102,284	(4)	3.49%
Kent C. Lufkin	54	2003	2009	45,512	(9)	1.54%

(1)          At December 31, 2006.

(2)          Refers to the year the individual first became a director of the Bank.

(3)          Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole or shared voting and investment power, unless otherwise indicated.

(4)          Includes 2,000 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date.

(5)          Excludes 171,892 unallocated shares of Common Stock held under the Employee Stock Ownership Plan (“ESOP”) for which such individual serves as a member of the ESOP Committee or as a Trustee. Such individual disclaims beneficial ownership with respect to such shares held in a fiduciary capacity.

(6)          Includes 9,500 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date.

(7)          Includes 2,000 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date. Includes 16,993 shares allocated to Mr. Stranford’s account held in the ESOP.

(8)          Includes 2,000 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date.

(9)          Includes 31,004 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date. Includes 3,235 shares allocated to Mr. Lufkin’s account held in the ESOP.

Biographical Information

The principal occupation of each director, nominee for director and executive officer of the Company for the last five years is set forth below.

George A. Olsen is Chairman of the Board of the Bank. Mr. Olsen retired in September 1993 from Kingsbury, Inc., Philadelphia, Pennsylvania, a bearing manufacturer, where Mr. Olsen served as President and CEO. Mr. Olsen serves on the Board of Holy Family University. He also is the past President of the Settlement Music School, a former Director of the YMCA of Philadelphia and Board Chairman of the Northeast Branch YMCA.

Dennis L. McCartney has been a director of Penns Trail Development Corporation, a subsidiary of TF Financial Corporation, since 1998. Mr. McCartney retired from the United States Steel Corporation in November 2004, where he served as General Manager-East for the Real Estate Division. Mr. McCartney is a former board member of the Bucks County Enterprise Zone Committee and the Bucks County Economic Development Council.

John R. Stranford was employed by the Bank for more than 35 years. Mr. Stranford served as President and Chief Executive Officer of the Company and the Bank from January 1995 until his retirement on June 30, 2003. Prior to becoming President and Chief Executive Officer, Mr. Stranford served as President from January 1994 and as Executive Vice President and Chief Operating Officer of the Bank since 1984. Mr. Stranford is a former member of the Federal Reserve Bank Advisory Council.

Albert M. Tantala, Sr., is a director of the Bank Board and serves on various Bank committees. Mr. Tantala is the founding principal, President and CEO of a regional consulting-engineering firm. He is also a trustee of Holy Family University. Mr. Tantala served for more than nine years on the Pennsylvania State Registration Board for Professional Engineers, Land Surveyors and Geologists, including two years as Board President. He retired as a U.S. Army officer in 1989 with 28 years of service. Mr. Tantala is past President of the Philadelphia Section of the American Society of Civil Engineers, the Bridesburg Civic Association and the Frankford Optimist Club.

Robert N. Dusek is Chairman of the Board of the Company. Mr. Dusek is the owner and president of Direction Associates, Inc., Spring House, Pennsylvania, a professional planning, urban design and real estate advisory organization founded in 1972. Consulting services have been provided to more than 250 corporate, institutional, municipal and individual clients seeking design, project financial structuring, land acquisition assistance and real estate development advice. The organization has been involved in planning hundreds of multi-family residential, industrial, commercial, redevelopment and institutional projects throughout Pennsylvania.

Carl F. Gregory is Chairman Emeritus of the Bank Board and a director. He retired as Chief Executive Officer of the Bank in January 1995. Mr. Gregory retired as President of the Bank in 1993, a position he had held since July 1982. He has been with the Bank since 1962. Mr. Gregory is a Trustee of Holy Family University, having served three terms as Vice Chairman. He is President of the Frankford Hospital Foundation and is currently serving on the Advisory Board of the Newtown Chamber Orchestra. Mr. Gregory has served on the boards of the Northeast Branch YMCA, the Kardon Branch of the Settlement Music School and two non-consecutive terms on the Advisory Council of the Federal Reserve Bank.

Kent C. Lufkin currently serves as President and Chief Executive Officer of the Company and the Bank and was appointed to such offices effective June 30, 2003, and appointed as a director of the Company in 2006. He joined the Bank in 2000 and formerly served as Senior Vice President and Retail Banking Officer. Mr. Lufkin’s prior experience includes four years as President and Chief Executive Officer at Roebling Bank in Roebling, New Jersey. Mr. Lufkin serves as a Board member of the Lower Bucks County Chamber of Commerce; the Insured Financial Institutions of Delaware Valley; the Bucks

County Council, Boy Scouts of America; the South Jersey Bankers Association; the Newtown Business Commons Association; and the Greater Northeast Philadelphia Chamber of Commerce.

Dennis R. Stewart (age 57) is Executive Vice President and Chief Financial Officer of the Bank and the Company. Before becoming Executive Vice President during 2003, he served as Senior Vice President and Chief Financial Officer since May 1999. Prior to that, Mr. Stewart served as Executive Vice President and Chief Financial Officer of First Coastal Bank in Virginia Beach, Virginia, where he was employed since 1990. Mr. Stewart earned a Master’s Degree in Business Administration in Accounting from Michigan State University and is a certified public accountant. Mr. Stewart also is a Board member and Treasurer of the Lower Bucks Family YMCA.

Floyd P. Haggar (age 56) is Senior Vice President and Chief Lending Officer of the Bank and has held his current position since 1998. Mr. Haggar has more than 30 years of business experience with a primary focus in banking. Prior to joining the Bank, the more recent positions held by Mr. Haggar include: Senior Vice President and Senior Loan Officer at Carnegie Bank in Princeton, NJ from 1994-1998; National Bank Examiner at the Comptroller of the Currency in the Northeast District from 1990-1994; and Vice President and Manager of International/Institutional Banking at Chase Manhattan Bank in New York from 1982-1990. Mr. Haggar received his Masters in Business Administration in Finance from New York University in 1975. Mr. Haggar currently serves as a Board member of the Community Lenders Community Development Corporation in Pennsylvania and the Regional Business Assistance Corporation in New Jersey.

Elizabeth Kaspern (age 48) is Senior Vice President and Retail Banking Officer since joining the Bank in 2006. Prior to that, Ms. Kaspern served as Regional President for Fleet Bank of Pennsylvania and Retail Market Manager in the Pennsylvania and New Jersey Regions, where she was employed by them and their predecessors for 28 years.

Meetings and Committees of the Board of Directors

The Company is governed by a Board of Directors and various committees of the Board which meet regularly throughout the year. During the year ended December 31, 2006, the Board of Directors of the Company held four regular meetings and no special meetings. During the year ended December 31, 2006, the Board of Directors of the Bank held twelve regular meetings and no special meetings. No director attended fewer than 75% of the total meetings of the Board of Directors of the Company, the Bank, and Committees on which such director served during the year ended December 31, 2006.

The Company is the parent company of the Bank and does not pay any cash compensation to the executive officers of the Company. The Company’s Compensation Committee administers the TF Financial Corporation Incentive Compensation Plan. The Compensation Committee of the Bank determines compensation and benefits for the executive officers. The Compensation Committee of the Bank is also responsible for all matters regarding compensation and benefits, hiring, termination and affirmative action issues for other officers and employees of the Bank. The Compensation Committee of the Company is comprised of Messrs. Dusek (Chair), Olsen and Gregory and met two times in 2006. The Compensation Committee of the Bank is comprised of Messrs. Dusek (Chair), Olsen, Gregory and Kenneth A. Swanstrom, a director of the Bank, and met two times in 2006.

The Audit Committee of the Company is comprised of Directors Olsen (Chair), Gregory and McCartney. All members of the Audit Committee have been determined by the Board of Directors to be independent under the rules of the Nasdaq Stock Market. The Board of Directors has determined that Mr. Gregory is an Audit Committee Financial Expert within the meaning of the regulations of the Securities and Exchange Commission.

The Audit Committee annually selects the independent auditors and meets with the accountants to discuss the annual audit. The Audit Committee is further responsible for internal controls for financial reporting. The Audit Committee met four times during the year ended December 31, 2006. The Board of Directors has reviewed, assessed the adequacy of and approved a formal written charter for the Audit Committee, attached as Appendix 1.

Director Nomination Process

The Company does not have a standing nominating committee. The independent directors of the Company serve the functions of a nominating committee for selecting nominees for election of directors in accordance with the Company’s Bylaws. As defined by Nasdaq, each of the seven directors, other than John R. Stranford and Kent C. Lufkin, is an independent director. The independent directors met once during the year ended December 31, 2006 in this capacity. The Board feels it is appropriate for the independent directors to serve this function without forming a standing committee because the Company has a relatively small Board, making action by committee unnecessary for purposes of managing nominations. Because there is not a standing committee, the Company does not have a nominating committee charter, however, the Board has adopted a written policy addressing the nominating function.

The Company does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The process for identifying and evaluating potential Board nominees includes soliciting recommendations from directors and officers of the Company and its wholly-owned subsidiary, Third Federal Bank. Additionally, the Board will consider persons recommended by stockholders of the Company in selecting the Board’s nominees for election. There is no difference in the manner in which persons recommended by directors or officers versus persons recommended by stockholders in selecting Board nominees are evaluated.

To be considered in the selection of Board nominees, recommendations from stockholders must be received by the Company in writing by at least 120 days prior to the date the proxy statement for the previous year’s annual meeting was first distributed to stockholders. Recommendations should identify the submitting stockholder, the person recommended for consideration and the reasons the submitting stockholder believes such person should be considered. Persons recommended for consideration as Board nominees should meet the director qualification requirements set forth in Article III, Sections 15 to 18 of the Company’s Bylaws, which require that (i) directors must be stockholders of the Company, beneficially owning at least 5,000 shares; (ii) directors of the Company must reside within sixty miles of the Company’s main office in Newtown, Pennsylvania; (iii) directors may not serve as a management official of another depository institution or depository holding company as those terms are defined by the regulations of the Office of Thrift Supervision; and (iv) directors must be persons of good character and integrity and must also have been nominated by persons of good character and integrity. The Board also believes potential directors should be knowledgeable about the business activities and market areas in which the Company and its subsidiaries engage.

Stockholder Communications

The Board of Directors does not have a formal process for stockholders to send communications to the Board. In view of the infrequency of stockholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from stockholders are shared with the full Board no later than the next regularly scheduled Board meeting. The Board encourages, but does not require, directors to attend the annual meeting of stockholders. All of the Board’s members attended the 2006 annual meeting of stockholders.

COMPENSATION DISCUSSION AND ANALYSIS

Overview.   The Company has no full time employees, relying upon employees of the Bank for the limited services required by the Company. All compensation paid to officers and employees is paid by the Bank.

The Bank’s executive compensation programs consist of elements that vary based on corporate performance (variable pay) and elements that are generally constant (fixed pay). The variable component may be substantial. Variable pay elements include stock compensation plans and an incentive plan, which are further discussed below. These variable performance based elements (as determined in the year earned) represent from 30% to 40% of total compensation for each executive covered under such plans. All plans are developed based on compensation information concerning the Bank’s community-banking competitors and peers, and are administered to balance the interests of the executives with the performance of the Bank and the interests of the Company’s stockholders.

The executive compensation program of the Company is designed to:

•       Support a pay-for-performance policy that differentiates compensation based on corporate and individual performance;

•       Motivate employees to assume increased responsibility and reward them for their achievement;

•       Provide compensation opportunities that are comparable to those offered by other leading community banking companies, allowing the Company to compete for, and retain, top quality, dedicated executives who are critical to the Company’s long-term success; and

•       Align the interests of executives with the long-term interests of stockholders through equity award opportunities that can result in ownership of Common Stock.

The Compensation Committee of the Bank has the responsibility for reviewing, evaluating and approving executive compensation and benefit recommendations. The Committee believes that the most meaningful performance and pay equity comparisons are made against companies of similar size and with similar business interests. In keeping with this belief, the Committee reviews various published surveys of compensation paid to employees performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable peer group institutions in and around the Bank’s market area, including institutions with total assets of between $500 million and $800 million.

The Committee believes that growth in shareholders’ equity and growth in key components of franchise value are the most appropriate measures for evaluating the Company’s results. The Company’s Incentive Compensation Plan relies on such measurements as a primary determinant of incentive payouts.

The Company’s and the Committee’s intent is to provide executive compensation consisting of base salaries, which when combined with awards made under the Company’s Incentive Compensation Plan and grants made under the Company’s stock compensation plans, result in total compensation levels which approximate the relative rankings of asset size and earnings performance within the peer group. Each compensation decision is based on what is competitive for that compensation element relative to the peer group, as well as the impact of such decision on total compensation.

Because pay and performance levels at peer companies are not known at the time compensation decisions are made, the Committee does not know if the target compensation levels have been met until such peer information is made public. Therefore, the Committee looks at the historical relationship between pay and performance over a one-year period. It is the Committee’s intent to address any variance between performance rank and compensation rank with future compensation decisions.

To continue to meet these objectives, the Committee may from time to time change or adjust one or more of the Company’s executive compensation plans or recommend the same to the Board of Directors, as it deems appropriate.

Base Salary.   The Company’s base salary program targets base salaries for executive officers at the low to middle end of the market range. As indicated above, the “market” for the Company is comparable institutions in and around the Bank’s market area, including institutions with total assets of between $500 million and $800 million. The Committee believes that base salary should be reflective of the executive’s scope of responsibility, and further, that asset size is the best indicator of scope of responsibility. Accordingly, base salaries for executives are targeted to have the same relative rank among the peer group as asset size.

Long-Term Incentive Program.   The long-term incentive program is composed of the following:

•       The Company’s stock compensation plans, which are made up of two elements: stock options and stock awards. The Committee believes that issuing stock options and stock to executives benefits the Company’s stockholders by encouraging and enabling executives to own the stock of the Company, thus aligning executive pay with stockholder interests.

•       The Company’s Incentive Compensation Plan, which pays cash awards based on growth in shareholders’ equity and growth in franchise value. Thus, the Company’s net income, growth in originated loans outstanding and growth in retail deposit households targets are set at the beginning of the year. Actual results are measured for the year and compared to individualized targets in order to determine actual payouts from the plan. If the Company fails to achieve 90% of the net income target, no payout is made.

The 2006 mix of the long-term incentive program awards was set subjectively. In determining the mix, the Committee balanced rewards for past performance with incentives for future performance, and took into account such factors as overall risk of the pay package, award sizes in prior years and cash/stock mix. Current holdings of stock were not considered.

2006 Compensation for Mr. Lufkin.   During the year ended December 31, 2006, Mr. Lufkin received a base salary of $230,000 compared with a base salary of $205,000 during the year ended December 31, 2005. Accrued for Mr. Lufkin was a $106,667 expense under the Company’s Incentive Compensation Plan during 2006. Thus, the variable performance-based portion was approximately 32% of Mr. Lufkin’s salary plus non-equity incentive plan compensation for 2006.

2006 Compensation for Mr. Stewart.   During the year ended December 31, 2006, Mr. Stewart received a base salary of $182,500 compared with a base salary of $170,000 during the year ended December 31, 2005. Accrued for Mr. Stewart was a $75,234 expense under the Company’s Incentive Compensation Plan during 2006. Thus, the variable performance-based portion was approximately 29% of Mr. Stewart’s salary plus non-equity incentive plan compensation for 2006.

2006 Compensation for Mr. Haggar.   During the year ended December 31, 2006, Mr. Haggar received a base salary of $160,000 compared with a base salary of $135,000 during the year ended December 31, 2005. Accrued for Mr. Haggar was a $57,714 expense under the Company’s Incentive Compensation Plan during 2006. Thus, the variable performance-based portion was approximately 27% of Mr. Haggar’s salary plus non-equity incentive plan compensation for 2006.

2006 Compensation for Ms. Kaspern.   During the year ended December 31, 2006, Ms. Kaspern received a base salary of $110,000. Ms. Kaspern was not employed by the Company or the Bank during 2005. Accrued for Ms. Kaspern was a $34,010 expense under the Company’s Incentive Compensation Plan during 2006. Thus, the variable performance-based portion was approximately 24% of Ms. Kaspern’s salary plus non-equity incentive plan compensation for 2006.

Compensation Committee Report

The Compensation Committee has requested the following statement be included in this proxy statement:

“As a committee, we reviewed the Compensation Discussion and Analysis (CD&A) that appears in this proxy statement and discussed the CD&A with management while this proxy statement was being prepared. We approve of the CD&A and we give our recommendation to the full Board of Directors to include the CD&A in the proxy statement.”

Signed, the Compensation Committee of the Bank:

Robert N. Dusek (Chair), George A. Olsen, Carl F. Gregory and Kenneth A. Swanstrom

EXECUTIVE COMPENSATION

Summary Compensation Table.   The following table sets forth compensation awarded to the Principal Executive Officer, the Principal Financial Officer, and the other executive officers of the Company for the year ended December 31, 2006. All compensation is paid by the Bank, with the exception of $4,000 in director’s fees paid to Mr. Lufkin by Penns Trail Development Corporation, a wholly-owned subsidiary of the Company.

2006 Summary Compensation Table

Name and Principal	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Position (a)	($) (c)	($)(1) (e)	($)(2) (f)	(3) (g)	($) (h)	($) (i)	($) (j)
Kent C. Lufkin,	$230,000	$71,200	$162,000	$106,667	$25,175	$53,911	$648,953
President and Chief Executive Officer
Dennis R. Stewart,	$182,500	$33,236	$63,518	$75,234	$31,912	$40,569	$426,969
Executive Vice President and Chief Financial Officer
Floyd P. Haggar,	$160,000	$18,996	$41,155	$57,714	$28,675	$45,269	$351,809
Senior Vice President and Chief Lending Officer
Elizabeth A. Kaspern,	$110,000	$0	$1,615	$34,010	$8,183	$13,964	$167,772
Senior Vice President and Chief Retail Banking Officer

(1)          Represents the FAS 123R expense recorded by the Company during 2006, at the fair value of $28.48 on the grant date.

(2)          Represents the FAS 123R expense recorded by the Company during 2006. The expense for 2006 related to grants made prior to 2006 for each executive officer except Ms. Kaspern whose grant occurred in 2006. For the assumptions used refer to the footnotes to the Company’s audited consolidated financial statements included in the 2006 Annual Report to Stockholders.

(3)          Please refer to footnote 1 to the Grants of Plan-Based Awards Table below.

All Other Compensation Table—2006

Name	Use of Company Car/Car Allowance	Cost of Group Term Life Insurance	Cost of Health Insurance	401k Plan Matching Contribution	Company Subsidiary Director Fees	Cost of ESOP Share Allocation	Dividend Equivalents	Total Other Compensation
Kent C. Lufkin	$18,838	$450	$3,583	$750	$4,000	$9,819	$16,471	$53,911
Dennis R. Stewart	$14,253	$450	$3,583	$750	$0	$10,437	$11,096	$40,569
Floyd P. Haggar	$18,645	$450	$3,791	$750	$0	$10,993	$10,640	$45,269
Elizabeth A. Kaspern	$6,000	$396	$3,583	$0	$0	$3,985	$0	$13,964

Grants of Plan-Based Award Table

		Estimated Future Payouts			Estimated Future Payouts			All Other Stock Awards: Number of	All Other Stock Awards: Number of	Exercise or Base	Grant Date
		Under Non-Equity Incentive			Under			Shares of	Securities	Price of	Fair Value
		Plan Awards(1)			Equity Incentive Plan Awards			Stock or	Underlying	Option	of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Option Awards
Kent C. Lufkin			$103,500
Dennis R. Stewart			$73,000
Floyd P Haggar			$56,000
Elizabeth A. Kaspern			$33,000
	7/26/2006								2,000	$27.00	$11,640 (2)

(1)                Non-Equity Incentive Plans. At the beginning of each plan year, the Compensation Committee establishes targets for net income, growth in originated loans outstanding and growth in retail deposit households. Each participant in the Company’s Incentive Compensation Plan is assigned a combination of these three factors, aggregating to 100%. The extent to which these individualized targets are accomplished determines the percentage of payout earned by each participant. The payout, in turn, is a percentage of base salary, and the percentage will vary based on the title and duties of the participant. No awards will be made unless the Company’s net income equals 90% of the target established for the year, even though other target components may exceed the related goal. Thus, the minimum award cannot be quantified. There is no maximum award. The awards are not vested until paid in the year following the plan year, except in the case of a “change of control” in which case the payment is 100% earned and payable on the closing date.

(2)                Grant date fair value determined in accordance with Statement of Financial Accounting Standards No. 123R. For the assumptions used refer to the footnotes to the Company’s audited consolidated financial statements included in the 2006 Annual Report to Stockholders. The options vest 33% on 7/26/2007, 33% on 7/26/2008, and 34% on 7/26/2009.

Stock Option and Stock Awards Outstanding.   The following table sets forth information concerning stock options and stock awards held at December 31, 2006.

Stock Option and Stock Awards Outstanding

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
Kent C. Lufkin	5,000	0			$14.00	2/28/2010	5,000	(5)	$155,000
	3,000	0			$20.30	12/12/2011
	1,200	300	(2)		$25.35	12/20/2012
	2,640	1,760	(3)		$34.14	12/17/2013
	2,500	5,000	(4)		$28.25	7/27/2015
	16,667	33,333	(5)		$28.48	12/16/2010
Dennis R. Stewart	5,000	0			$20.88	5/3/2009	2,333	(5)	$72,323
	2,000	0			$13.25	1/3/2010
	3,000	0			$20.30	12/12/2011
	1,200	300	(2)		$25.35	12/20/2012
	1,500	1,000	(3)		$34.14	12/17/2013
	6,667	13,333	(5)		$28.48	12/16/2010
Floyd P. Haggar	5,000	0			$28.00	5/4/2008	1,333	(5)	$41,323
	7,000	0			$13.25	1/3/2010
	1,200	800	(3)		$34.14	12/17/2013
	4,667	9,333	(5)		$28.48	12/16/2010
Elizabeth A. Kaspern	0	2,000	(6)		$27.00	7/26/2011

(1)                The market value of stock awards outstanding was determined using $31.00 per share which is the last price per share at which the stock traded during 2006.

(2)                The award vests on 12/20/2007.

(3)                The award vests 50% on 12/17/2007, 50% on 12/17/2008.

(4)                The award vests 50% on 7/27/2007, 50% on 7/27/2008.

(5)                The award vests 50% on 12/16/2007, 50% on 12/16/2008.

(6)                The award vests 33% on 7/26/2007, 33% on 7/26/2008, 34% on 7/26/2009.

Options Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Kent C. Lufkin	0	$0	2,500	$78,125
Dennis R. Stewart	0	$0	1,167	$36,469
Floyd P. Haggar	0	$0	667	$20,844

The value realized on vesting of the stock awards shown in the table is based on the Company’s stock price on the date the shares vested and were distributed.

Pension Plan.   The Pension Plan provides for monthly payments to each participating employee at normal retirement age (age 65). For accruals before January 1, 1998, the annual benefit payable as a life annuity under the Pension Plan is equal to 45% of Final Average Compensation plus 19.5% of Final Average Compensation in excess of the Covered Compensation in effect for the year of benefit determination, reduced for each year of service less than 30. Where the percentage results in an amount that exceeds the allowable limits under the Internal Revenue Code (the Code), such amount shall be reduced to the maximum allowable amount. For purposes of benefit calculations, Final Average Compensation is defined as the average of total compensation for the five highest years. For accruals after December 31, 1997, the annual benefit payable as a life annuity under the Pension Plan is equal to 45% of Average Compensation reduced for each year of service less than 30. Average Compensation is defined as the average of total compensation for all years beginning after December 31, 1997. A participant may elect an early retirement at age 55 with 5 years of service at a reduced monthly benefit.

Each participating employee’s accrued benefit was determined based on the pension benefit formula described in the plan using their Credited Service and Final Average Compensation as of December 31, 2006. A present value factor was applied to their accrued benefit based on the IRS Applicable Mortality Table per RR2001-62 and the Applicable Interest Rate of 4.69% determined as of the second calendar month preceding the first day of the plan year (November 2006).

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Kent C. Lufkin	Third Federal Savings Bank Retirement Plan	7	$117,742	$0
Dennis R. Stewart	Third Federal Savings Bank Retirement Plan	8	$165,450	$0
Floyd P. Haggar	Third Federal Savings Bank Retirement Plan	9	$147,603	$0
Elizabeth A. Kaspern	Third Federal Savings Bank Retirement Plan	1	$8,183	$0

Potential Payments Upon Termination Due to a Change in Control

Change in Control Severance Agreements.   The Bank has entered into a change in control severance agreement with Kent C. Lufkin, President and Chief Executive Officer, Dennis R. Stewart, Executive Vice President and Chief Financial Officer, Floyd P. Haggar, Senior Vice President and Chief Lending Officer, and Elizabeth A. Kaspern, Senior Vice President and Chief Retail Banking Officer. The severance agreement for Mr. Lufkin has a term of thirty-six months. The severance agreements for Messrs. Stewart and Haggar, and Ms. Kaspern all have a term of twenty-four months. The agreements are terminable by the Company and the Bank for just cause as defined in the agreements. If the Company or the Bank terminates the director or employee without just cause following a change in control as defined in such agreements, the director or employee will be entitled to a severance payment. With respect to Mr. Lufkin’s agreement, such agreement contains a provision stating that in the event of the termination of employment in connection with any change in control of the Bank, Mr. Lufkin will be paid an amount equal to 2.99 times his most recent three calendar year’s average annual total compensation. The agreements with Messrs. Stewart and Haggar, and Ms. Kaspern provide for payments equal to 2.00 times the prior three calendar years’ average annual total compensation upon termination of employment following a change in control. It is anticipated that all such payments made by the Bank under such agreements would be a tax-deductible compensation expense for federal tax purposes. The aggregate payments that would be made to such individuals net of the federal tax benefit would be an expense to the Bank, thereby reducing net income and the Bank’s capital by such amount. The agreements may be renewed annually by the Board of Directors within the Board’s sole discretion.

Potential Payments Upon Termination Due to a Change in Control

Name	Severance Payment	Accelerated Vesting of Stock Options	Accelerated Vesting of Stock Grant	Medical Insurance Reimbursement	Total
Kent C. Lufkin	$768,603	$99,447	$155,000	$3,583	$1,026,633
Dennis R. Stewart	$564,980	$35,297	$72,323	$3,583	$676,183
Floyd P. Haggar	$412,709	$23,522	$41,323	$3,781	$481,335
Elizabeth A. Kaspern	$212,146	$8,000	$0	$3,583	$223,729

DIRECTOR COMPENSATION

Each director of the Company is also a director of the Bank, with the exception of John R. Stranford who serves as a director of the Company only. For 2006, non-employee directors of the Company received a quarterly retainer of $3,000 ($16,400 for the Chairman of the Company’s Board). During 2006, each non-employee director of the Bank received a fee of $1,000 per board meeting attended ($3,500 for the Chairman of the Bank’s Board) and $500 per committee meeting attended ($1,000 for the Chairman of the Committee). The director fees shown in the table below include fees paid for service on the Company’s Board and any fees paid for service on the boards of the subsidiaries of the Company.

The Company has entered into a change in control severance agreement with Robert N. Dusek, Chairman of the Board. Mr. Dusek’s agreement stipulates a payment of $250,000 upon termination of service following a change in control.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Robert N. Dusek, Chairman	$81,100	$47,476	$15,900	$43,852		$10,260	$198,588
Carl F. Gregory	$27,600	$23,752	$15,900	$14,222	$12,684	$9,652	$103,810
Dennis L. McCartney	$28,500	$23,752	$15,900	$16,747		$5,700	$90,599
George A. Olsen	$53,100	$47,476	$15,900	$27,362		$11,400	$155,238
John R. Stranford	$12,000	$23,752	$15,900	$6,184		$34,200	$92,036
Albert M. Tantala, Sr.	$26,500	$23,752	$15,900	$15,201		$6,612	$87,965

(1)          Unvested stock awards outstanding at December 31, 2006 were as follows (in shares): Dusek-3,333; Olsen-3,333; Gregory-1,667; Stranford-1,667; McCartney-1,667; Tantala-1,667. These awards vest 50% 12/16/2007 and 50% 12/16/2008. Amount shown is the amount expensed on the Company’s Audited Financial Statements for the period ended 12/31/2006, determined in accordance with Statement of Financial Accounting Standards No. 123R.

(2)          Unexercised option awards outstanding at December 31, 2006 were as follows (in shares): Dusek-18,000; Olsen-18,000; Gregory-18,000; Stranford-51,000; McCartney-13,500; Tantala-14,000.

(3)          Accrued during 2006; earned and paid during 2007 pursuant to the Incentive Plan.

(4)          Paid pursuant to a Supplemental Retirement Benefit Agreement provided upon Mr. Gregory’s retirement from the Bank in 1994. These payments will continue at $1,057 per month until the later of the death of Mr. Gregory or his spouse.

(5)          The amounts in this column are dividend equivalents paid on all vested and unvested stock options issued under the 1996 and 1997 stock option plans.

ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Company’s Common Stock (10% beneficial owners) are required to file reports of ownership and changes in beneficial ownership of the Common Stock with the SEC and Nasdaq and to provide copies of those reports to the Company. Based on the Company’s review of such ownership reports furnished to the Company or written representations from certain reporting persons, it was determined that because of an administrative oversight Mr. Dusek failed to report the purchase of 2,650 shares of Company common stock in his spouse’s Individual Retirement Account and 3,788 shares in a trust account for a grandchild, and that no other officer or director failed to file such ownership reports on a timely basis during the fiscal year ended December 31, 2006.

Certain Relationships and Related Transactions and Director Independence

There were no directors, executive officers or immediate family members of such individuals who were engaged in transactions with the Bank or any subsidiary involving more than $120,000 during the year ended December 31, 2006.

The Bank, like many financial institutions, has followed a policy of granting various types of loans to officers, directors and employees. In the Company’s opinion, all outstanding loans to executive officers and directors of the Company and the Bank and members of their immediate family were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. Furthermore, loans to an entity designated as an affiliate must be approved in advance by a disinterested majority of the Board of Directors of the Bank or be within other guidelines established as a result of applicable regulations. As of December 31, 2006, loans to executive officers and directors of the Company and the Bank, and their affiliates, were current and performing in accordance with their terms.

All members of the Board of Directors other than Mr. Lufkin, current President and CEO, and Mr. Stranford, former President and CEO, are independent under the rules of the Nasdaq Stock Market.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company during the year ended December 31, 2006 consisted of Messrs. Dusek, Olsen and Gregory. Mr. Gregory is the former President and Chief Executive Officer of the Bank. He has not served as an officer since 1995.

During the year ended December 31, 2006, the Company had no interlocking relationships in which (i) an executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served on the compensation committee of the Company; (ii) an executive officer of the Company served as a director of another entity, one of whose executive officers served on the compensation committee of the Company; and (iii) an executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company.

Report of the Audit Committee

For the fiscal year ended December 31, 2006, the Audit Committee (i) reviewed and discussed the Company’s audited financial statements with management, (ii) discussed with the Company’s independent auditor, Grant Thornton LLP, all matters required to be discussed under Statement on Auditing Standards

No. 61, and (iii) received from Grant Thornton LLP disclosures regarding its independence as required by Independence Standards Board Standard No. 1 and discussed with Grant Thornton LLP its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Audit Committee:

George A. Olsen (Chair), Carl F. Gregory and Dennis L. McCartney

Principal Accounting Firm Fees

Audit Fees.   The aggregate of Grant Thornton LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements and for the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2006 and 2005 were $188,770 and $186,511, respectively.

Tax Fees.   The aggregate fees of Grant Thornton LLP for professional services rendered for tax compliance, tax advice or tax planning for the years ended December 31, 2006 and 2005 were $54,353 and $56,810, respectively.

All Other Fees.   The aggregate fees of Grant Thornton LLP for professional services rendered for services or products other than those listed under the captions Audit Fees and Tax Fees for the years ended December 31, 2006 and 2005 were $31,713 and $38,653, respectively, and primarily consisted of audits of benefit plans.

It is the Audit Committee’s policy to approve all audit and non-audit services prior to the engagement of the Company’s independent auditor to perform any service. All of the services listed above for 2006 and 2005 were approved by the Audit Committee prior to the service being rendered.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Board of Directors of the Company has appointed Grant Thornton LLP as the Company’s independent auditor for the fiscal year ending December 31, 2007, and is submitting such appointment for ratification by the Company’s stockholders. A representative of Grant Thornton LLP is expected to be present at the Meeting, will have the opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

Ratification of the appointment of the independent auditor requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the stockholders of the Company at the Meeting. The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent auditor for the 2007 fiscal year.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Meeting other than those matters described above. However, if any other matters should properly come before the Meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the person or persons voting such proxies.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. Actual costs, however, may exceed estimated amounts. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company’s Annual Report on Form 10-K (excluding exhibits) for the fiscal year ended December 31, 2006. Such written requests should be directed to the Corporate Secretary, TF Financial Corporation, 3 Penns Trail, Newtown, Pennsylvania 18940.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the Company’s proxy materials for the 2008 annual meeting of stockholders, a stockholder proposal must be received at the Company’s executive office at 3 Penns Trail, Newtown, Pennsylvania 18940 no later than November 28, 2007. In addition, a stockholder proposal must meet other applicable criteria as set forth in the Company’s Bylaws and the rules of the Securities and Exchange Commission in order to be considered for inclusion in the Company’s proxy materials.

Under the Company’s bylaws, a stockholder proposal that is not included in the Company’s proxy statement for the 2008 annual meeting, will only be considered at such meeting if the stockholder submits notice of the proposal to the Company at the above address by February 24, 2008. In addition, a stockholder proposal must meet other applicable criteria as set forth in the Company’s bylaws in order to be considered at the 2008 annual meeting.

Appendix I

TF FINANCIAL CORPORATION

THIRD FEDERAL BANK

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committees of the Boards of Directors of TF Financial Corporation (the “Company”) and Third Federal Bank (the “Bank”) shall be standing committees and are responsible for oversight of the Company’s and the Bank’s financial reporting and internal controls. The Audit Committee (the “Committee”) of each of the Company and the Bank shall report to the respective Boards of Directors (the “Board” or “Boards”) and their primary function is to assist the Boards in fulfilling their responsibility to shareholders related to financial accounting and reporting, the system of internal controls established by management and the adequacy of auditing relative to these activities. The Committees are granted the authority to investigate any activity of the Company and the Bank and are empowered to retain persons or firms having special competence as necessary to assist the Committees in fulfilling their responsibilities, including independent counsel and such other advisors as the Committees may determine to be necessary.

The Committees are empowered to determine appropriate funding for payment of:

•       compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•       compensation to any advisers or counsel retained by the Committees; and

•       ordinary administrative expenses of the Committees that are necessary or appropriate in carrying out their duties.

While the Committees have the responsibilities and powers set forth in this Charter, it is not the duty of the Committees to plan or conduct audits or to determine that the Company’s and the Bank’s financial statements are complete and accurate or are in accordance with generally accepted accounting principles. The responsibility to plan and conduct audits is that of the Company’s and the Bank’s independent accountants. The Company’s and the Bank’s management have the responsibility to determine that the Company’s and the Bank’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. Nor is it the duty of the Committees to assure the Company’s and the Bank’s compliance with laws and regulations. The primary responsibility for these matters also rests with the Company’s and the Bank’s management.

Committee Responsibilities

The following responsibilities are set forth as a guide with the understanding that the Committees may diverge from this guide, as appropriate, given the circumstances.

Provide for an open avenue of communications between the internal audit staff, independent accountants, and the Boards and, at least once annually, meet with the internal audit staff and the independent accountants in private session.

Review the qualifications and evaluate the performance of the independent accountants and be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent accountants shall report directly to the Committees.

Receive on an annual basis a written statement from the independent accountants detailing all relationships between the independent accountants and the Company and the Bank consistent with requirements of the Independence Standards Board Standard 1, as may be modified or supplemented. The Committees shall actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact objectivity and independence of the independent accountants, and take, or recommend that the full Boards take, appropriate action to oversee the independence of the independent accountants.

Review and discuss with management the audited financial statements.

Review and discuss the annual internal audit plan and any changes, and any special projects to be undertaken by the internal audit staff.

Oversee the activities, organizational structure and qualifications of the internal audit staff.

Review and discuss with the independent accountants (1) the proposed scope of their examination with emphasis on accounting and financial areas where the Committees, the independent accountants or management believe special attention should be directed, (2) results of their audit, (3) their evaluation of the adequacy of the system of internal controls, (4) significant disputes, if any, with management and (5) cooperation received from management in the conduct of the audit.

As a whole, or through the Committee Chair, review interim results with the Company’s financial officer and the independent accountants prior to the public announcement of financial results and the filing of the Form 10-Q.

Discuss with management, internal audit staff, and the independent accountants, any issues regarding significant risks or exposures and assess the steps management has taken to minimize such risk.

Discuss with the independent accountants SAS 61 matters, as may be, modified or supplemented.

Make a recommendation to the Board as to whether the financial statements should be included in the Company’s Annual Report on Form 10-K.

Establish and maintain procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Committees shall furnish a letter annually to all employees of the Company and the Bank providing instructions for employees on making confidential, anonymous submission.

Review and, at the Committees’ discretion, approve all “related party transactions” between directors, director nominees, executive officers, 5% or greater security holders, and immediate family members of such persons, on the one hand, and the Company or the Bank, on the other hand, for potential conflicts of interest.

Perform such other functions as assigned by law, the Company’s or the Bank’s bylaws or as the Boards deem necessary and appropriate.

The Committees shall pre-approve all audit services and permissible non-audit services to be rendered by the independent auditors in accordance with Section 10A(i) of the Securities Exchange Act of 1934. The Committees may establish written policies and procedures for the pre-approval of audit and non-audit services to be performed by the outside auditor provided that these policies and procedures are detailed as to the particular service and do not result in the delegation of the Committees’ responsibilities to management. The Committees may, in their discretion, delegate to one or more committee members the authority to pre-approve audit or non-audit services to be performed by the outside auditor provided that any such approvals are presented to the full Committees at the next scheduled committee meeting.

Committee Membership

The membership of the Committees shall be appointed by the Boards and shall be comprised of at least three directors each of whom meets the definition of “independence” as defined by Rule 4200 of the Rules of the Nasdaq Stock Market, as may be modified or supplemented, as well as the more stringent independence requirements set forth under Rule 4350(d) of the Rules of the Nasdaq Stock Market, as may be modified or supplemented.

All members of the Committees shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of each Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Committee Meetings

Meetings shall be held as required, but no less than once a year. Minutes shall be recorded and reports of committee meetings shall be presented at the next Board meeting.

Charter Review and Approval

This Charter shall be reviewed and reassessed by the Committees annually and shall be included in the proxy at least every three years.

TF FINANCIAL CORPORATION
3 PENNS TRAIL
NEWTOWN, PENNSYLVANIA 18940

ANNUAL MEETING OF STOCKHOLDERS
APRIL 25, 2007

The undersigned hereby appoints the Board of Directors of TF Financial Corporation (the Company), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the Meeting), to be held at Holy Family University, One Campus Drive, Room 138, Newtown, Pennsylvania on April 25, 2007 at 9:30 a.m., Eastern time and at any and all adjournments thereof, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

		FOR	WITHHELD
1.	The election as directors of the nominees listed below, for three year terms:	☐	☐
George A. Olsen Dennis L. McCartney
INSTRUCTIONS: To withhold your vote for either or both nominees, write the nominee’s name on the line provided:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL II—RATIFICATION OF INDEPENDENT AUDITOR.
		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of Grant Thornton LLP as the Company’s independent auditor for the fiscal year ending December 31, 2007.	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS MADE, THIS SIGNED PROXY WILL BE VOTED FOR THE NOMINEES AND THE RATIFICATION OF INDEPENDENT AUDITOR. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of the Meeting and a Proxy Statement dated March 28, 2007 and the Company’s 2006 Annual Report to Stockholders.

Please check here if you
Dated:	, 2007	plan to attend the Meeting. ☐

SIGNATURE OF STOCKHOLDER		SIGNATURE OF STOCKHOLDER

PRINT NAME OF STOCKHOLDER		PRINT NAME OF STOCKHOLDER

Please sign exactly as your name appears on this form of proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE.